Exhibit 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION AGREES TO ACQUIRE

PREMIUM LOGISTICS COMPANY PANTHER EXPEDITED SERVICES, INC.

•                  Transaction Expected to Significantly Enhance Arkansas Best’s End-To-End Solutions Offering

•                  Offers Asset-Light Platform for Growth in $700 Billion Transportation and Logistics Market

(Fort Smith, Arkansas, June 14, 2012) — Arkansas Best Corporation (Nasdaq: ABFS), a leading provider of freight transportation and logistics solutions, today announced it has entered into a definitive agreement to acquire Panther Expedited Services, Inc. (“Panther”), from Fenway Partners LLC, a leading middle market private equity firm. The total transaction value is approximately $180 million, subject to post-closing adjustments, with all of Panther’s outstanding debt being repaid as part of the transaction.  The acquisition is scheduled to close on or about June 15, 2012, subject to customary conditions, including the funding of a new term loan agreement for Arkansas Best.

Panther is North America’s largest independent expedited transportation and premium logistics provider.  Panther reported approximately $215 million in revenue (unaudited) and $24 million of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) in 2011. (“Adjusted EBITDA”, for this purpose, includes adjustments for management fees/expenses.) Panther’s specialized equipment, technology and expertise in expedited transportation, premium logistics and global forwarding will enhance Arkansas Best’s end-to-end solutions offering, providing more of the services that customers increasingly demand.  The current Panther management team is expected to remain in place to manage and grow the business.

“Panther Expedited Services is an excellent strategic fit for our company and our customers as we seek to offer end-to-end logistics solutions for progressively more complex supply chains,” said Arkansas Best President and Chief Executive Officer Judy R. McReynolds.  “We are very enthusiastic about this unique transaction, which met all of our criteria for growth among many options we analyzed for several years.”

McReynolds added, “With Panther operating as a sister company to ABF Freight System, our core LTL business, we are better positioned to serve as a premier one-source logistics partner to our customers as their shipping needs rapidly evolve.  Importantly, we are also creating a more flexible cost structure required to compete in today’s demanding global marketplace.”

The acquisition is expected to deliver a number of strategic benefits to Arkansas Best including:

•                  Enhanced end-to-end logistics solutions and expertise including time-sensitive, high-value freight services

•                  Platform for growth in the broader $700 billion transportation and logistics market

•                  Expanded customer base and cross-selling opportunities with the addition of more than 11,000 Panther customers in attractive end markets

•                  Existing, experienced management team to operate and grow the business

•                  Proprietary, scalable technology platform and expertise

•                  Combined organization with compelling financial profile and balance sheet

•                  Combined revenues of over $2.1 billion and combined 2011 Adjusted EBITDA of $123 million

•                  Accretive to earnings per share beginning in third quarter 2012, before considering synergies

•                  Modest combined leverage of approximately 1.4x combined 2011 Adjusted EBITDA

Andrew Clarke, President and CEO of Panther Expedited Services, said, “We are thrilled to become part of Arkansas Best, a widely respected organization in the LTL industry and transportation marketplace.  We share a commitment to superior customer service.  Both our companies have expedited transportation solutions, but with different, complementary operating models and minimal customer overlap.  Upon the close of this transaction, Panther employees will have access to a much broader sales organization nationwide and a parent company with significant resources.  We’re excited about the opportunities to grow and expand the services now available to us with this new strategic owner and a capital structure that enables us to invest in our business.”

Transaction Summary

Arkansas Best expects to fund the $180 million purchase price with $80 million in cash and a five-year $100 million senior secured term loan, which can be increased to $175 million through an accordion feature.

Following the close of the transaction, Panther will operate as a wholly owned subsidiary of Arkansas Best and a sister company to ABF.  Andrew Clarke will remain with Panther as President and CEO, reporting directly to Ms. McReynolds.  Additionally, all other members of the Panther executive team are expected to remain in their current roles with the company.

In 2011, Panther reported gross revenues of approximately $215 million (unaudited) and Adjusted EBITDA of $24 million. Panther’s Adjusted EBITDA has averaged more than $20 million since 2006 despite the recent economic downturn.

Stifel Nicolaus Weisel acted as financial advisor to Arkansas Best for the transaction while J.P. Morgan Securities LLC acted as financial advisor for Fenway Partners and Panther.  U.S. Bank National Association is acting as the lead arranger of the loan syndicate for the transaction.  Stephens Inc. provided a fairness opinion to Arkansas Best.  Vinson & Elkins acted as legal advisor to Arkansas Best.  Scudder Law Firm acted as legal advisor to Fenway Partners and Panther.

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the details of the transaction.  The call will be today, Thursday, June 14, at 8:30 a.m. ET (7:30 a.m. CT).  Interested parties are invited to listen by calling (800) 410-4177.  Following the call, a recorded playback will be available through the end of the day on July 14, 2012.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21595624.  The conference call, investor presentation and call playback can also be accessed, through July 14, on Arkansas Best’s website at arkbest.com.

About Arkansas Best Corporation

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited and time-definite delivery solutions, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com and abf.com.

About Panther

Panther is a Seville, Ohio, based asset-light provider of expedited ground and freight forwarding services and one of the largest premium logistics companies in the world.  Panther provides door-to-door transportation solutions for more than 11,000 customers worldwide, including Fortune 500 corporations, government agencies and blue-chip transportation service providers.  The company was founded in 1992 and is currently a portfolio company of Fenway Partners.  Additional information about Panther is available at pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources; the closing of the Panther acquisition and related bank financing and the successful integration of Panther; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; availability and cost of reliable third-party services; the timing and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; availability and cost of capital and financing arrangements; the cost and timing of growth initiatives; the impact of our brand and corporate reputation; the cost, integration and performance of any future acquisitions; costs of continuing investments in technology and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

The following table is a reconciliation of GAAP earnings to Adjusted EBITDA, which is considered a non-GAAP financial measure. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate Adjusted EBITDA differently, and therefore the Company’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Year Ended December 31, 2011
	Arkansas Best Corporation	Panther Expedited Services, Inc. (Unaudited)	Total Combined
	($ millions)

NON-GAAP RECONCILIATION
Net Income (Loss)	$6.2	$(3.4)
Interest Expense, Net	2.9	15.9
Income Taxes (Benefit)	3.2	(1.6)
Depreciation and Amortization (1)	87.5	10.3
EBITDA	$99.8	$21.2

Adjustments for management fees/expenses	—	2.3
Adjusted EBITDA	$99.8	$23.5	$123.3

(1)         Arkansas Best amortization includes share-based compensation and amortization of unrecognized actuarial losses, which are included in Arkansas Best’s cash flows from operations, as defined by generally accepted accounting principles.

Contact:	Investors:	David Humphrey, Vice President - Investor Relations & Corporate Communications, Arkansas Best Corporation, 479-785-6200

	Media:	Kathy Fieweger, MWW Group, 312-981-8550

END OF RELEASE